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                                                                 EXHIBIT (14)(h)

                               POWER OF ATTORNEY
                               -----------------

        KNOW ALL MEN BY THESE PRESENTS, that Allen N. Jones, a member of the Board of Directors of ML Life Insurance Company of New York (the "Company"), whose signature appears below, constitutes and appoints Barry G. Skolnick and Michael P. Cogswell, respectively, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all Registration Statements and Amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, under the Investment Company Act of 1940, where applicable, and the Securities Act of 1933, respectively, with the Securities and Exchange Commission, for the purpose of registering any and all variable life and variable annuity separate accounts (collectively "Separate Accounts"), of the Company that may be established in connection with the issuance of any and all variable life and variable annuity contracts funded by such Separate Accounts, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done.


                   Date: 6/25/96                    /s/ ALLEN N. JONES
                                                    ---------------------------
                                                    Allen N. Jones


State of New York    )
County of New York   )



        On the 25th day of June, 1996, before me came Allen N. Jones, Director of ML Life Insurance Company of New York, to me known to be said person and he signed the above Power of Attorney of behalf of ML Life Insurance Company of New York.


                                               /s/ BARBARA J. GALLUCCIO
                                               ---------------------------------
[SEAL]                                         Barbara J. Galluccio
                                               Notary Public, State of New York
                                               No. 24-4927915
                                               Qualified in Kings County
                                               Commission Expires April 18, 1998